                                   LEASE AGREEMENT

     LEASE AGREEMENT entered into effective as of July __, 1994 between 921 Parker Street, a California General Partnership ("Lessor") and Minnesota Western/Creative Office Products, Inc., a California corporation ("Lessee").

                                      RECITALS:

     A. Lessor is the owner of that certain real property commonly known as 905, 909 and 921 Parker Street and 2533 Seventh Street, Berkeley, California, which property is more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Property").

     B. Lessee wishes to lease Property from Lessor and Lessor wishes to lease the Property to Lessee on the terms set forth in this Lease Agreement (the "Lease").

                                      AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. AGREEMENT TO LEASE. Lessor hereby leases the Property to Lessee and Lessee leases the Property from Lessor on the terms and conditions set forth below.

     2. TERM. The lease term shall commence on the effective date of this Lease and shall continue for approximately ten years, until June 30, 2004.

     3. RENT. Lessee agrees to pay Lessor rent in the amount of $15,000 per month which shall be due and payable on the first day of each calendar month commencing August 1, 1994 and continuing for each calendar month thereafter during the lease term. The rent for the period commencing with the effective date of this Lease and ending July 31, 1994 shall be prorated based on the monthly rent and shall be due and payable upon execution of this Lease.

     4. RENT INCREASE. The monthly rent provided for herein shall be increased commencing with the rental payment which is due August 1, 1999 and continuing for each rental payment due thereafter during the term of this Lease. The monthly rent which shall be payable commencing on August 1, 1999, shall be the same as the monthly rental amount payable during the first five years of this Lease, $15,000, as increased by the same percentage as the increase in the Consumer Price Index prepared by the U.S. Bureau of Labor Statistics For Pacific Cities And U.S. City Average, All Items, All Urban Consumers, for the San Francisco-Oakland-San Jose Area (the "Index") between June, 1994 and June,

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Lease Agreement
Page 2

1999. Thus, for example, if the Index for June 1994 is 159.3 and the Index for June, 1999 is 193.6, then the monthly rent payable commencing August 1, 1999 shall be $18,230, determined as follows:

          $15,000 x 193.6  = $18,230
                    -----
                    159.3

Upon the expiration of the lease term, the Lease shall terminate and be of no further force or effect.

     5. SECURITY DEPOSIT. Lessee shall not be required to provide a security deposit, provided, however, that if Lessee is delinquent in the payment of rent by more than 15 days on any occasion, Lessor may require Lessee to pay to Lessor a security deposit in the amount of two months' rent at the monthly rental in effect at the time of the default by delivering written notice to Lessee.

     6. MAINTENANCE, INSURANCE AND PROPERTY TAXES. This Lease is a "triple net lease" and Lessee shall pay all maintenance expenses, insurance premiums and property taxes associated with the Property or required by this Lease. These amounts shall be paid directly by the Lessee to the appropriate parties and, upon request, receipts will be provided to Lessor to substantiate payment. Lessee hereby agrees to maintain the Property in the condition in which it receives the Property at the commencement of the Lease, reasonable and ordinary wear and tear excepted.

     7. INSURANCE. Lessee shall obtain standard liability insurance coverage on the Property in the amount of $3,000,000 and shall provide Lessor with an insurance certificate naming Lessor as an additional insured. Lessee shall obtain standard fire and casualty insurance coverage on the Property insuring the improvements for their full replacement cost and shall provide Lessor with an insurance certificate naming Lessor as an additional insured.

     8. TENANT IMPROVEMENTS. Any tenant improvements will revert to Lessor at the termination of the Lease, except for furniture and other personal property items which are not fixtures and which can be removed without damage to the Property. No alterations or improvements to the Property will be made by Lessee without the prior written consent of Lessor. As a condition to approving any improvements or alterations, Lessor may require that the Property be restored to its original condition upon expiration of the Lease and that Lessee remove such alterations or improvements and repair any damage caused by such removal at Lessee's expense.

     9. SUBORDINATION. In the event Lessor desires to finance the Property, Lessee agrees to subordinate its interest under this Lease to the lender's first deed of trust and promissory note. Lessee agrees to execute and deliver any standard form subordination agreement prepared by the lender at the time of such financing. This subordination requirement shall not relieve Lessor of any obligations hereunder to Lessee nor shall it deprive Lessee of any claims Lessee may have

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Lease Agreement
Page 3

against Lessor for damages in the event that this Lease is terminated by the lender because of a default by Lessor and a foreclosure against the Property under the lender's first deed of trust.

     10. DAMAGE OR DESTRUCTION OF PROPERTY. In the event that any portion of the Property is damaged or destroyed so as to render the Property unusable by Lessee, Lessee may elect to rebuild or repair the Property to its original condition at its own expense, using the available insurance proceeds, and continue the terms of the Lease or to terminate the Lease and pay the entire proceeds of the fire and casualty insurance policy to Lessor as compensation for damage suffered by Lessor. Notwithstanding the foregoing, in the event that the damage to the Property renders not more than 30% of the inside floor space of the Property unusable by Lessee, Lessee must repair the Property and the Lease shall continue without abatement of rent. In the event that Lessee elects to terminate the Lease as provided in this paragraph, rent shall be prorated to the date of destruction. Lessee must deliver its written election to terminate this Lease to Lessor within 30 days after the date of damage to the Property or Lessee will be deemed to have waived the election.

     11. ACCESS TO PROPERTY. Lessor may have access to the Property at all reasonable times during regular business hours or at other times upon 48 hours' advance notice for purposes of inspecting the Property to determine that Lessee is fulfilling the terms of this Lease.

     12. DEFAULT. In the event that Lessee defaults in the performance of any of its obligations under this Lease, including without limitation the obligation to pay rent to Lessor and to maintain the Property, pay liability and fire and casualty insurance premiums and pay property taxes, Lessor may, after 15 days' written notice to Lessee of such default and failure of Lessee to cure such default within such 15-day period, terminate Lessee's right to possession of the Property and seek to find a suitable replacement tenant for the Property and/or pay such expenses on Lessee's behalf and commence civil litigation to collect such amounts from Lessee, together with interest from the date of payment at the highest rate allowable by law. Lessee shall continue to remain liable for unpaid rent and other expenses, plus interest, for the remaining term of the Lease, to the extent that Lessor is unable to collect such amounts from a substitute tenant. Lessor shall not be obligated to accept a substitute tenant who, in the reasonable judgment of Lessor, is not financially capable of fulfilling the terms of this Lease nor shall Lessor be obligated to accept a substitute tenant who proposes to use the Property for other than warehouse and general office purposes. All of Lessor's costs incurred in obtaining a substitute tenant and in dispossessing Lessee under the terms of this paragraph, including reasonable attorneys' fees, shall be paid by Lessee.

     13. DELIVERY OF POSSESSION. Lessee agrees that upon expiration of the lease term, Lessee will deliver to Lessor possession of the Property in the condition which existed at the time Lessee took possession of the Property at the commencement of this Lease. Any damages or deferred maintenance to the Property required to be paid for by Lessor upon the termination of this Lease shall be charged to Lessee and Lessee shall pay such amounts within 15 days after the delivery of written notice and itemization of such charges to Lessee by Lessor.

Lease Agreement
Page 4

     14. ASSIGNMENT. Lessee agrees not to make any assignment or sublease of Lessee's rights under this Lease without the prior written consent of Lessor, which may not be unreasonably withheld; provided, however, that in the case of any proposed assignment or sublease, Lessor will have the option to terminate this Lease if Lessee proposes an otherwise reasonable assignment or sublease to which Lessor objects. If Lessor consents to an assignment or sublease by Lessee, Lessee shall continue to remain liable for any amounts due under this Lease which are not paid by the assignee or sublessee.

     15. INDEMNIFICATION. Lessee agrees to indemnify Lessor and hold Lessor harmless from any liability or claims against Lessor arising as a result of Lessee's use or possession of the Property.

     16. ENTIRE AGREEMENT. This Agreement and the documents attached hereto as schedules, lists or exhibits, if any, constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of all parties to this Agreement.

     17. DESCRIPTIVE HEADINGS. The headings used herein and in any of the documents attached hereto as schedules, lists or exhibits, if any, are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

     18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

     19. ATTORNEYS' FEES, COSTS. In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

     20. NOTICES. Any notice, payment report or any other communication required or permitted to be given by one party to any of the other parties of this Agreement shall be in writing and either (a) served personally on such other parties, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to such other parties at their addresses as indicated next to their signatures below, or to such other addresses as the addressee or addressees shall have theretofore furnished to the other parties by written notice, or (c) delivered by commercial courier to such other parties.

     21. SUCCESSORS AND ASSIGNS. Subject to any provisions herein with regard to assignment, all covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto.

Lease Agreement
Page 5

     22. ADDITIONAL DOCUMENTS. Each of the parties agrees to execute and deliver, at the request of the other parties, any and all other documents or other written instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

     23. WAIVER OF CONFLICT. The parties acknowledge that this Lease has been prepared at their joint request by C. Joseph Smith, Attorney At Law, and that they have been advised


                       (NO TEXT ON THE REMAINDER OF THIS PAGE)

Lease Agreement
Page 6

to obtain separate legal counsel to advise them with respect to this transaction, but have declined to do so. By executing this Agreement, each party hereby waives any conflict of interest inherent in this dual representation.

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement effective as of the date first written above.


921 PARKER STREET,                      MINNESOTA WESTERN/CREATIVE
A CALIFORNIA GENERAL PARTNERSHIP        OFFICE PRODUCTS, INC.


By:               COPY                  By:             COPY
    ---------------------------------       --------------------------------
     H. Clark Gilson, Trustee of             H. Clark Gilson, President
     the Gilson Trust                        921 Parker Street
     General Partner                         Berkeley, CA  94710
     216 Pershing Drive
     Oakland, CA  94611


By:            C O P Y
    -------------------------------
     Ruy J. Pereira, Trustee of
     the Pereira Trust,
     General Partner
     4104 Canyon Road
     Lafayette, CA  94549


By:               C O P Y
    -------------------------------
     Larry R. Goodman, Trustee of
     the Goodman Trust,
     General Partner
     33701 Brigantine Drive
     Monarch Beach, CA  92629